U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K

                                  -------------


         PURSUANT TO 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of Earliest Event): May 31, 2004


                         Commission File Number 0-29204


                              GLOBAL MATRECHS, INC.
                              ---------------------
        (Exact name of small business issuer as specified in its charter)


              DELAWARE                               58-2153309
              --------                               ----------
  (State or other jurisdiction of     (I.R.S. Employer Identification Number)
  incorporation or organization)


                                 90 Grove Street
                                    Suite 202
                          Ridgefield, Connecticut 06877
                          -----------------------------
                    (Address of principal executive offices)


                                 (203) 431-8120
                                 --------------
                           (Issuer's Telephone Number)




                          HOMECOM COMMUNICATIONS, INC.
                          ----------------------------
                   (Former Name, if changed since last report)


                               3495 Piedmont Road
                             Building 12, Suite 110
                             Atlanta, Georgia 30305
                             ----------------------
                 (Former Address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     Global Matrechs, Inc., a Delaware corporation formerly known as HomeCom Communications, Inc. (the "Company," "we," or "us"), has completed the sale of substantially all of the assets of its hosting and website maintenance business to Tulix Systems, Inc., a Georgia corporation ("Tulix"), effective as of May 31, 2004 (the "Asset Sale"). Gia Bokuchava, Nino Doijashvili and Timothy R. Robinson, who were officers, directors and stockholders of the Company immediately prior to the closing of the Asset Sale, each had a material interest in the Asset Sale. Mr. Bokuchava is the President and Chief Executive Officer of Tulix, Ms. Doijashvili is the Vice President, Secretary, and Treasurer of Tulix, and Mr. Bokuchava, Ms. Doijshvili and Mr. Robinson are the directors of Tulix and own all of the outstanding stock of Tulix (other than the Tulix stock issued to the Company in the Asset Sale).

     The assets transferred to Tulix consist of intellectual property, equipment, contracts, certain accounts receivable in an aggregate amount of approximately $256,000 and cash of $37,000. As consideration for these assets,
Tulix:

     o issued to us shares of Tulix common stock that represent 15% of the outstanding shares of Tulix; and,

     o issued to us a secured promissory note (the "Note") for a principal amount of $70,000 that bears interest at an annual rate of 7% and will mature on May 31, 2005.

     The assets to be included in the Asset Sale and the consideration to be paid by Tulix were determined by negotiations between the parties. Because Mr. Bokuchava, Ms. Doijashvili and Mr. Robinson were officers and directors of the Company during the negotiations, the transaction was negotiated on behalf of the Company by the Company's independent directors, including Michael Sheppard, who is also a vice president of our Licensed Technologies Division. Generally speaking, the Company valued the assets being transferred: (i) with respect to the equipment, at the Company's estimate of its fair value, which the Company determined to be approximately $75,000 to $100,000, and (ii) with respect to the cash and accounts receivable, at face value. In addition to the transferred assets, Mr. Bokuchava and Mr. Robinson agreed to cancel their employment agreements, which would have required the Company to pay them $146,250 collectively if the Company terminated them. The Company used these values to determine the adequacy of the consideration received from Tulix.

     The amount of accounts receivable assigned to Tulix was increased at closing from $70,000 to $256,000 in accordance with the formula provided in the Asset Purchase Agreement, dated March 27, 2003, between the Company and Tulix (the "Sale Agreement"). The formula provided that, if the sum of the cash and accounts receivable of the Company (as determined in accordance with GAAP in a manner consistent with the Company's past practices) on the closing date was more than $325,053 (as adjusted), the excess would be divided evenly between the Company and Tulix. This $325,053 benchmark amount was adjusted, in accordance with the Sale Agreement, by the actual amount of certain agreed upon expenditures made by the Company between the signing date and the closing date, including accounting fees, legal fees, vendor bills, local taxes and other expenditures. The total amount of these agreed-upon expenditures was approximately $328,000, leaving the Company with an adjusted benchmark amount of approximately ($3,000). As of the closing date, the aggregate amount of the Company's cash and accounts receivable was $347,000, so the Company and Tulix divided between them the $350,000 excess of the actual amount over the adjusted benchmark amount. In addition, given that the Company had less than $50,000 in cash available on the closing date even though the Sale Agreement provided that the Company would transfer $50,000 to Tulix, the parties agreed that the Company would transfer $37,000 to Tulix in cash and would assign an additional $13,000 worth of accounts receivable to Tulix.

     The Note is secured by the intellectual property, contracts, accounts receivable and equipment (including computer hardware, computer software, office furniture and fixtures) transferred to Tulix in the Asset Sale. The aggregate value of the assets that secure the Note is estimated to be approximately $356,000. Of course, the protection that this security affords the Company could be lessened over time if the value of the collateral decreases.

     In connection with the closing, Mr. Bokuchava and Ms. Doijashvili resigned from their positions as officers and directors of the Company as of the closing date, and Mr. Robinson resigned from his position as an officer of the Company as of the closing date, although he remains on the Board of Directors. Mr. Bokuchava, Ms. Doijashvili and Mr. Robinson, on one hand, and the Company, on the other hand, have agreed to release one another from certain employment-related claims in connection with the closing.

     In connection with the Asset Sale, we entered into a Shareholders' Agreement with Tulix, Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili. The Shareholders' Agreement gives the Company certain rights as a holder of Tulix stock for a period of five years. These rights include rights of co-sale, rights of first refusal, anti-dilution rights and rights to inspect the books and records of Tulix. The co-sale rights will give us (and the other Tulix shareholders) the right to participate in any sales, subject to certain exclusions, of Tulix stock by other Tulix shareholders. The rights of first refusal granted to us in the Shareholders' Agreement will require that Tulix give us (and the other Tulix shareholders) the right to purchase any securities, subject to certain exclusions, that it intends to offer to third parties before it offers those securities to third parties. The anti-dilution rights contained in the Shareholders' Agreement require Tulix to grant us additional shares of common stock any time, subject to certain exclusions, it issues shares of common stock to other persons so that our aggregate ownership interest in Tulix is generally not diluted. Finally, the Shareholders' Agreement gives us the right to inspect the books and records of Tulix, subject to the specific terms of the Shareholders' Agreement.

     In connection with the closing, the Company's landlord for its principal offices as 3495 Piedmont Road canceled its lease with the Company and entered into a new lease for the same space with Tulix. In addition, the largest client of our hosting and website maintenance business, Roadrunner, agreed to transfer its business from the Company to Tulix in connection with the closing.

     The Asset Sale was approved by the Company's stockholders at a special meeting held on March 22, 2004.


Item 5. Other Events

     On June 14, 2004, the Company filed the following amendments to its Certificate of Incorporation:

     o    To change the name of the Company to "Global Matrechs, Inc."

     o To increase the number of shares of common stock that the Company is authorized to issue from 15,000,000 to 300,000,000.

     o To permit stockholder action to be taken without a meeting by the holders of not less than the number of shares that would be required to take such action at a meeting of the stockholders at which all the stockholders entitled to vote on a matter were present and voted (previously, stockholder action could be taken without a meeting only if the consent of all of the stockholders entitled to vote was obtained).

     The Company has also filed amendments to the Certificates of Designations, Preferences and Rights of its Series B, Series C, Series D and Series E Preferred Stock to delete the mandatory conversion provisions of those series.

     These amendments were also approved by the Company's stockholders at the March 22, 2004 special meeting.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a.   Not applicable.

b.   The Company intends to file the pro forma financial information required by
     Item 7(b) of Form 8-K within the required time periods.

c.   Exhibits

     Exhibit Number                     Description
     --------------                     -----------

         2.1 Asset Purchase Agreement, dated March 27, 2003, by and between HomeCom Communications, Inc. and Tulix Systems, Inc. and, for purposes of Section 9(b) thereof, Gia Bokuchava, Nino Doijashvili and Timothy R. Robinson. (Incorporated by reference to Exhibit 2.3 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on April 15, 2003).

         3.1 Certificate of Amendment of Amended and Restated Certificate of Incorporation of HomeCom Communications, Inc., as filed with the Secretary of State of Delaware on June 14, 2004.

         3.2 Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of HomeCom Communications, Inc.

         3.3 Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of HomeCom Communications, Inc.

         3.4 Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of HomeCom Communications, Inc.

         3.5 Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock of HomeCom Communications, Inc.

         10.1 Secured Promissory Note, dated May 31, 2004, by Tulix Systems, Inc. in favor of HomeCom Communications, Inc.

         10.2 Security Agreement, dated May 31, 2004, by and between HomeCom Communications, Inc. and Tulix Systems, Inc.

         10.3 Shareholders' Agreement, dated May 31, 2004, by and among HomeCom Communications, Inc., Tulix Systems, Inc., Gia Bokuchava, Nino Doijashvili and Timothy R. Robinson.

         10.4 Indemnification Agreement, dated May 31, 2004, by and between HomeCom Communications, Inc. and Tulix Systems, Inc.

         99.1     Press release, dated June 15, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                GLOBAL MATRECHS, INC.


                                                By: /s/ Michael Sheppard
                                                ------------------------
                                                Name:  Michael Sheppard
                                                Title: Vice President, Licensed
                                                       Technologies Division
                                                Date:  June 15, 2004

EXHIBIT INDEX



Exhibit
Number              Description
------              -----------

   2.1 Asset Purchase Agreement, dated March 27, 2003, by and between HomeCom Communications, Inc. and Tulix Systems, Inc. and, for purposes of Section 9(b) thereof, Gia Bokuchava, Nino Doijashvili and Timothy R. Robinson. (Incorporated by reference to Exhibit 2.3 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on April 15, 2003).

   3.1 Certificate of Amendment of Amended and Restated Certificate of Incorporation of HomeCom Communications, Inc., as filed with the Secretary of State of Delaware on June 14, 2004.

   3.2 Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of HomeCom Communications, Inc.

   3.3 Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of HomeCom Communications, Inc.

   3.4 Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of HomeCom Communications, Inc.

   3.5 Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock of HomeCom Communications, Inc.

   10.1 Secured Promissory Note, dated May 31, 2004, by Tulix Systems, Inc. in favor of HomeCom Communications, Inc.

   10.2 Security Agreement, dated May 31, 2004, by and between HomeCom Communications, Inc. and Tulix Systems, Inc.

   10.3 Shareholders' Agreement, dated May 31, 2004, by and among HomeCom Communications, Inc., Tulix Systems, Inc., Gia Bokuchava, Nino Doijashvili and Timothy R. Robinson.

   10.4 Indemnification Agreement, dated May 31, 2004, by and between HomeCom Communications, Inc. and Tulix Systems, Inc.

   99.1             Press release, dated June 15, 2004.